Filed Pursuant to Rule 424(b)(5)

Registration No. 333-192824

PROSPECTUS SUPPLEMENT

(To base prospectus dated January 8, 2014)

Tejon Ranch Co.

251,876 Shares of Common Stock

All of the shares of common stock in the offering are being sold by the selling stockholder identified in this prospectus supplement. You should carefully read this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference before your decide to invest in our common stock.

We are not selling any common stock under this prospectus supplement and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TRC.” On January 16, 2014, the last reported sale price of our Common Stock on the NYSE was $36.36 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK YOU SHOULD REVIEW CAREFULLY THE RISK AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT, PAGE 3 OF THE ACCOMPANYING BASE PROSPECTUS AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 17, 2014

Prospectus Supplement

We have provided only the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. We have not authorized anyone to provide you with information different from that included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. The selling stockholder is offering to sell the common stock only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus supplement and the accompanying base prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the document used to offer our common stock is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus,” we are referring to the base prospectus only.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference include important information about us, the selling stockholder, the shares of common stock being offered hereby and other information you should know before investing in our common stock. You should read the prospectus, including the additional information described under the heading “Where You Can Find More Information” in the accompanying base prospectus, before investing in our common stock.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying base prospectus or in the documents incorporated by reference herein or therein is accurate only as of the date of the document containing such information. Terms used in this prospectus supplement that are otherwise not defined in this prospectus supplement will have the meanings given to them in the accompanying base prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Tejon” and similar terms refer to Tejon Ranch Co., a Delaware corporation, and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of the applicable document, or that any information we have incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or any sale of shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholder is offering to sell shares of common stock only in jurisdictions where offers and sales are permitted.

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THE OFFERING

Common stock to be offered by the selling stockholder	251,876 shares of common stock

Use of proceeds	The selling stockholder will receive all net proceeds from the sale of the shares of common stock to be sold in this offering, and we will not receive any of these proceeds. See “Use of Proceeds” and “Selling Stockholder.”

NYSE Listing for our common stock	“TRC”

Risk Factors	Investing in our common stock involves a high degree of risk. You should read this prospectus carefully, including the sections entitled “Risk Factors” and the consolidated financial statements and the related notes to those statements incorporated by reference herein, before investing in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the following risk factors, together with all of the other information included or incorporated by reference in this prospectus. You should also consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our common stock could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

Risks Relating to the Common Stock

Only a limited market exists for our common stock which could lead to price volatility.

The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market of our common stock.

Concentrated ownership of our common stock creates a risk of sudden change in our share price.

As of January 17, 2014, directors and members of our executive management team beneficially owned or controlled approximately 29.9% of our common stock. Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. The sale by any of our large stockholders, including the selling stockholder, of a significant portion of that stockholder’s holdings could have a material adverse effect on the market price of our common stock. In addition, the registration of any significant amount of additional shares of our common stock will have the immediate effect of increasing the public float of our common stock and any such increase may cause the market price of our common stock to decline or fluctuate significantly.

Because we do not anticipate paying any dividends for the foreseeable future, you may not receive any return on your investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends to our stockholders for the foreseeable future. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose some or the entire amount of your investment. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any) and such other factors as our board of directors deems relevant.

Provisions in our charter documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management and hinder efforts to acquire a controlling interest in us.

Provisions of our corporate charter and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

•	a classified board of directors;

•	limitations on the removal of directors;

•	advance notice requirements for stockholder proposals and nominations;

•	the inability of stockholders to act by written consent or to call special meetings; and

•	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Section 203 may discourage, delay or prevent a change in control of the Company.

USE OF PROCEEDS

The selling stockholder will receive all net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

SHARE PRICE INFORMATION

The following table shows the high and low sale prices for our common stock, which trades under the symbol “TRC” on the NYSE for each calendar quarter during the current and last two completed fiscal years:

	LOW	HIGH
Fiscal Year Ended December 31, 2012
1st Quarter	$24.33	$31.64
2nd Quarter	$25.10	$30.94
3rd Quarter	$25.25	$31.08
4th Quarter	$25.70	$30.78
Fiscal Year Ended December 31, 2013
1st Quarter	$28.45	$30.81
2nd Quarter	$26.66	$31.00
3rd Quarter	$28.58	$34.23
4th Quarter	$29.49	$38.79
Fiscal Year Ended December 31, 2014
1st Quarter	$34.21	$36.98

As of January 15, 2014, there were 342 registered owners of record of our common stock. The number of stockholders of record does not include the number of persons having beneficial ownership held in “street name.”

The last reported sale price of our common stock on the NYSE on January 16, 2014 was $36.36 per share.

Since 2000, we have not declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any) and such other factors as our board of directors deems relevant.

SELLING STOCKHOLDER

As used in this prospectus supplement, the term “selling stockholder” includes the selling stockholder listed below, and any donee, pledgee, transferee or other successor in interest selling shares of our common stock received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, or other non-sale related transfer. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. Information about the selling stockholder may change over time.

The following table sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares offered under this prospectus by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, assuming that all shares of common stock offered hereunder are sold as contemplated herein.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned thereby.

	Shares Beneficially Owned Prior to this Offering		Shares Offered Hereby	Shares Beneficially Owned After this Offering
Name	Number	Percentage		Number	Percentage
DMB Pacific LLC(1)(2)	251,876	1.2%	251,876	0	0%

As discussed in greater detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, we are currently engaged in the development of the Tejon Mountain Village community. Tejon Mountain Village is envisioned as an exclusive, very low-density, resort-based community and is developed by Tejon Mountain Village, LLC, an unconsolidated joint venture in which we have a 50% ownership interest. Our partner in this joint venture is DMB Pacific LLC, the selling stockholder. Under the joint venture agreement, the parties have agreed to secure all entitlements and all necessary regulatory approvals, to master plan, develop and sell parcels and homes to end users, and to develop and own, sell or joint venture commercial properties, hotels, and golf course sites in Tejon Mountain Village.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition the shares of our common stock. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a share of our common stock held as a capital asset (generally, for investment purposes) by a beneficial owner. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, tax-qualified retirement plans, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities, controlled foreign corporations or passive foreign investment companies;

•	tax consequences to persons holding shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to investors in pass-through entities;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will generally depend upon the status of the partner or other owner and the activities of the partnership or other entity. If you are a partner in a partnership, or owner of an entity treated as a partnership for U.S. federal income tax purposes, holding the shares of our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual, citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of shares of our common stock that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. holders

Distributions

Any distributions paid to a U.S. holder with respect to the shares of common stock will generally be included in a U.S. holder’s income as ordinary dividend income to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by individuals will generally be taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Such lower rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense. If a U.S. holder is a U.S. corporation, it will be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. holder may qualify for the 70% dividends received deduction if the U.S. holder owns less than 20% of the voting power and value of our stock.

Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “Consequences to U.S. holders—Sale or other Taxable Disposition of Common Stock.”

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends (if applicable).

Sale or other Taxable Disposition of Common Stock

Upon the sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of a share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient. A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to non-U.S. holders

Dividends

Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, any dividends paid to a non-U.S. holder with respect to the shares of common stock will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or other Taxable Disposition of Common Stock

Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance Act, gain realized by a non-U.S. holder on the sale or other taxable disposition of our common stock will generally not be subject to U.S. federal income tax unless one of these requirements is satisfied:

•

That gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment). If such a non-U.S. holder is an individual, it will be subject to tax on the net gain derived from the sale or other taxable disposition under regular graduated U.S. federal income tax rates. If such non-U.S. holder is a foreign corporation it will be subject to tax on its net gain generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty.

•

The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. If such non-U.S. holder is an individual, he or she will be subject to a flat 30% tax on the gain derived from the sale or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

•

We are or have been a “U.S. real property holding corporation” (“USRPHC”) during the applicable statutory period and either (a) our common stock is not regularly traded on an established securities market, or (b) our common stock is regularly traded on an established securities market, and the non-U.S. holder owns actually or constructively (through certain family members, related entities and options), common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date. Because we have significant U.S. real estate holdings, the Company believes that it currently qualifies as USRPHC for U.S. federal income tax purposes. If income from the sale or exchange of shares of our common stock is subject to tax based on our status as a “U.S. real property holding corporation,” the non-U.S. holder will be subject to U.S. federal income tax on the net gain in the same manner as a U.S. holder and the transferee of such shares may be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition, unless certain exceptions apply. Any tax withheld may be credited against the United States federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

Information reporting and backup withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty or applicable tax information exchange agreement.

In general, you will not be subject to backup withholding with respect to payments of dividends that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, you provide your name and address on an IRS Form W-8BEN (or other applicable form), and you certify, under penalties of perjury, that you are not a U.S. person, or you otherwise establish an exemption.

In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Account

Under the Foreign Account Tax Compliance Act (“FATCA”), Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividend payments on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

The obligation to withhold under FACTA is currently expected to apply to dividend payments made on or after July 1, 2014 and the gross proceeds from the sale or other disposition of stock received on or after January 1, 2017. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

PROSPECTUS

Tejon Ranch Co.

251,876 Shares

Common Stock

The selling securityholders may offer and sell, from time to time, in one or more offerings, up to 251,876 shares of our common stock. You should carefully read this prospectus and any accompanying prospectus supplement before your decide to invest in any of these securities.

The distribution of the common stock by the selling securityholders may be effected from time to time, including:

•	in underwritten public offerings;

•	in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;

•	to or through brokers or dealers who may act as principal or agent; or

•	in one or more negotiated transactions.

The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling securityholders may dispose of the shares covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling securityholders.

Our common stock is listed on the New York Stock Exchange under the symbol “TRC”. On December 12, 2013, the last reported sales price of a share of our common stock on the New York Stock Exchange was $32.74.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2014

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may sell certain shares of our common stock in one or more offerings. When the selling securityholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Tejon” and similar terms refer to Tejon Ranch Co., a Delaware corporation, and its consolidated subsidiaries.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find Additional Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations and forecasts about future events.

These forward-looking statements include, among other things, statements regarding strategic alliances, the almond, pistachio and grape industries, the future plantings of permanent crops, future yields and prices, water availability for our crops and real estate operations, future prices, production and demand for oil and other minerals, future development of our property, future revenue and income of our jointly-owned travel plaza and other joint venture operations, potential losses to the Company as a result of pending environmental proceedings, the adequacy of future cash flows to fund our operations, market value risks associated with investment and risk management activities and with respect to inventory, accounts receivable and our own outstanding indebtedness and other future events and conditions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “will,” “should,” “would,” and similar expressions. We caution you not to place undue reliance on these forward-looking statements. These forward-looking statements are not a guarantee of future performances and are subject to assumptions and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance, or achievement implied by such forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, weather, market and economic forces, availability of financing for land development activities, and success in obtaining various governmental approvals and entitlements for land development activities.

No assurance can be given that the actual future results will not differ materially from the forward-looking statements that we make for a number of reasons including those described above and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as well as in any future filings we may make that may be incorporated by reference herein. For information on the documents we are incorporating by reference and how to obtain a copy, please see the “Where You Can Find More Information” section in this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.

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THE COMPANY

We are a diversified real estate development and agribusiness company committed to responsibly using our land and resources to meet the housing, employment, and lifestyle needs of Californians and we are committed to creating value for our shareholders. Current operations consist of land planning and entitlement, land development, commercial sales and leasing, leasing of land for mineral royalties, grazing leases, income portfolio management and farming. Our prime asset is approximately 270,000 acres of contiguous, largely undeveloped land that, at its most southerly border, is 60 miles north of Los Angeles and, at its most northerly border, is 15 miles east of Bakersfield. We create value by securing entitlements for our land, facilitating infrastructure development, strategic land planning, development, and conservation.

We are involved in several joint venture agreements which facilitate the development of portions of our land. We are also actively engaged in land planning and land entitlement projects.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at P.O. Box 1000, Lebec, California 93243, and our telephone number is (661) 248-3000. Our website is www.tejonranch.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

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USE OF PROCEEDS

The selling securityholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling securityholders.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. You are strongly encouraged, however, to read our restated certificate of incorporation, bylaws and other agreements, copies of which are available from us upon request or may be found in the “Investors” section of our website at www.tejonranch.com under the heading “Investors.”

General

The following description of our capital stock and provisions of our restated certificate of incorporation and bylaws are summaries and are qualified by reference to the restated certificate of incorporation and the bylaws currently in effect. Copies of these documents have been filed with the SEC.

Our authorized capital stock consists of 5,000,000 shares of preferred stock, of which no shares are outstanding, and 30,000,000 shares of common stock, of which 20,593,693 shares were outstanding on December 12, 2013, held by 344 holders of record.

Common Stock

The holders of common stock vote cumulatively when electing directors and are entitled to one vote per share on all other matters. The board of directors presently consists of three classes of directors based on when their terms expire. Each class is elected every three years to a three-year term. Because only a portion of the total number of directors is elected each year, a greater number of shares is required to ensure the ability to elect a specific number of directors using cumulative voting than would be required if the entire Board were elected each year.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of any preferential rights of the holders of the preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions, and there is no liability for further calls or assessments by the Company.

Preferred Stock

The Board has the authority to issue 5,000,000 shares of preferred stock in one or more series with dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and other rights or preferences that could be senior to those of holders of common stock. There are no shares of preferred stock outstanding.

Anti-Takeover Provisions

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders.

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In addition, our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include:

•	a classified Board;

•	a requirement that directors may only be removed for cause and only by an affirmative vote of the holders of a majority of the Company’s voting stock; and

•	the elimination of the ability of stockholders to call special meetings and to act without a meeting.

Subject to the exceptions set forth below, certain business combinations involving a “Related Person” require the approval of the holders of at least 80% of the outstanding shares entitled to vote generally in the election of directors (which we refer to as “voting shares”) and the approval of the holders of a majority of the voting shares not owned beneficially by the Related Person. The 80% voting requirement does not apply if:

•	the terms of the business combination meet certain fairness standards set forth in our restated certificate of incorporation;

•	the business combination is approved by the holders of a majority of the voting shares not owned beneficially by the Related Person; and

•	all other affirmative voting requirements imposed by applicable law or our restated certificate of incorporation are met.

Alternatively, the business combination can be approved by a majority of the Continuing Directors and such other vote as may be required by law or by our restated certificate of incorporation.

“Related Person” means any person, entity or group that beneficially owns five percent or more of the outstanding voting stock (subject to certain exceptions) and affiliates and associates of any such person, entity or group.

“Continuing Director” means, as to any Related Person:

•

a member of the board of directors who was a director of our company’s predecessor prior to June 9, 1987 or thereafter became a director of our company prior to the time the Related Person became a Related Person; and

•	any successor of such a director who is recommended by a majority of such directors then on the Board.

However, to be a Continuing Director as to any Related Person, the director must not be the Related Person or an affiliate of the Related Person.

Restricted Stock

As of December 12, 2013, 292,995 shares of restricted (unvested) common stock were outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC and its telephone number is (818) 254-3168.

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New York Stock Exchange

Our common stock is listed on the NYSE under the symbol “TRC.”

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from selling securityholders or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Selling securityholders may also be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling securityholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

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A selling securityholder may directly solicit offers to purchase the securities and a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or a selling securityholder to indemnification by us or a selling securityholder against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or a selling securityholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or a selling securityholder in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

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SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by certain of our stockholders of up to 251,876 shares of our common stock that were issued on November 6, 2013 in connection with our acquisition of a water purchase agreement as described in greater detail in our Current Report on Form 8-K filed with the SEC on November 8, 2013.

The identity of any selling securityholder, including any material relationship between us, our affiliates or predecessors, and a selling securityholder within the last three years, the number of shares of our common stock held by a selling securityholder before and after the offering, the number of shares of common stock to be offered by a selling securityholder, and the percentage of our shares of common stock held by a selling securityholder before and after the offering will be set forth in a prospectus supplement to this prospectus.

Selling securityholders may not sell any shares of our common stock pursuant to this prospectus until we have identified the selling securityholder and the shares being offered for resale by the selling securityholder in a subsequent prospectus supplement. However, selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

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EXPERTS

The consolidated financial statements of Tejon Ranch Co. appearing in Tejon Ranch Co.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), the effectiveness of Tejon Ranch Co.’s internal control over financial reporting as of December 31, 2012, and the financial statements of Petro Travel Plaza Holdings, LLC appearing in Amendment No. 1 to Tejon Ranch Co.’s Annual Report (Form 10-K/A) for the year ended December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed March 19, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, June 30, 2013 and September 30, 2013;

•

our Current Reports on Form 8-K filed with the SEC on February 28, 2013, May 7, 2013, May 8, 2013, May 10, 2013, June 6, 2013, July 30, 2013, August 8, 2013, August 20, 2013, September 20, 2013 and November 8, 2013;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 27, 1999, including any amendment or report filed for the purpose of updating that description; and

•

our Definitive Proxy Statement on Schedule 14A filed on March 28, 2013, in connection with our 2013 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

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You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Tejon Ranch Co.

P.O. Box 1000

Lebec, California 93243

www.tejonranch.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at www.tejonranch.com.

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Tejon Ranch Co.

251,876 Shares

Common Stock

PROSPECTUS SUPPLEMENT

January 17, 2014

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement and the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.